   As filed with the Securities and Exchange Commission on September 19, 2001
                                                      Registration No. 333-96481

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------

                            JDS UNIPHASE CORPORATION
             (Exact name of registrant as specified in its charter)

                           ---------------------------

          DELAWARE                                                94-2579683
(State or other jurisdiction of                                (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                              210 BAYPOINTE PARKWAY
                           SAN JOSE, CALIFORNIA 95134
              (Address of registrant's principal executive offices)

        OPTICAL COATING LABORATORY, INC. 1993 INCENTIVE COMPENSATION PLAN OPTICAL COATING LABORATORY, INC. 1995 INCENTIVE COMPENSATION PLAN OPTICAL COATING LABORATORY, INC. 1996 INCENTIVE COMPENSATION PLAN OPTICAL COATING LABORATORY, INC. 1998 INCENTIVE COMPENSATION PLAN
        OPTICAL COATING LABORATORY, INC. 1999 INCENTIVE COMPENSATION PLAN
            OPTICAL COATING LABORATORY, INC. 1999 DIRECTOR STOCK PLAN
       OPTICAL COATING LABORATORY, INC. 1999 EMPLOYEE STOCK PURCHASE PLAN
                              OCLI 401(K) PLAN (1)
                            (Full title of the plans)

                            Michael C. Phillips, Esq.
                 Senior Vice President, Business Development and
                                 General Counsel
                            JDS Uniphase Corporation
                              210 Baypointe Parkway
                           San Jose, California 95134
                                 (408) 434-1800
 (Name, address and telephone number, including area code, of agent for service)

                              WITH A COPY SENT TO:

                           John W. Campbell, III, Esq.
                             P. Rupert Russell, Esq.
                             Morrison & Foerster LLP
                                425 Market Street
                      San Francisco, California 94105-2482
                                 (415) 268-7000

                           ---------------------------

This Post-Effective Amendment No. 1 to the Registration Statement shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.

(1) The number of shares of Registrant's common stock, $0.001 par value per share, registered for issuance under the OCLI 401(k) Plan: 580,935 shares. The number of shares of Registrant's common stock, $0.001 par value per share, registered for issuance under the Optical Coating Laboratory, Inc. 1999 Employee Stock Purchase Plan: 161,465 shares.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on September 19, 2001.

                           JDS UNIPHASE CORPORATION

                           By  /s/         *
                               ------------------------------
                               Jozef Straus, Ph.D., Co-Chairman of the Board of Directors, President and Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, this Post-effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signatures                                              Title                               Date
-------------------                                              -----                               -----

/s/            *                                 President, Chief Executive Officer and           September 19, 2001
----------------------------------                Co-Chairman of the Board of Directors
Jozef Straus, Ph.D.                                  (Principal Executive Officer)

/s/ Donald R. Scifres, Ph.D.                   Co-Chairman of the Board of Directors and          September 19, 2001
----------------------------------                        Chief Strategy Officer
Donald R. Scifres, Ph.D.

/s/            *                                 Co-Chairman of the Board of Directors            September 19, 2001
----------------------------------
Martin A. Kaplan

/s/ Anthony R. Muller                          Executive Vice President, Chief Financial          September 19, 2001
----------------------------------            Officer and Secretary (Principal Financial
Anthony R. Muller                                       and Accounting Officer)

/s/            *                                                Director                          September 19, 2001
----------------------------------
Bruce D. Day

/s/            *                                                Director                          September 19, 2001
----------------------------------
Peter A. Guglielmi

/s/            *                                                Director                          September 19, 2001
----------------------------------
Robert E. Enos

/s/            *                                                Director                          September 19, 2001
----------------------------------
John A. MacNaughton

/s/            *                                                Director                          September 19, 2001
----------------------------------
Casimir S. Skrzypczak

/s/ Donald J. Listwin                                           Director                          September 19, 2001
----------------------------------
Donald J. Listwin

*By: /s/ Anthony R. Muller
----------------------------------
      Attorney-in-fact

     Pursuant to the requirements of the Securities Act of 1933, the OCLI 401(k) Plan has duly caused this Post-effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on September 19, 2001.

                                      OCLI 401(K) PLAN

                                      By /s/  Tom Moser
                                         ------------------------------------
                                         Tom Moser, Director of Compensation
                                         and Benefits, JDS Uniphase Corporation

                                  EXHIBIT INDEX

EXHIBIT NO.                        DESCRIPTION
----------                         -----------
  23.1     Consent of Ernst & Young LLP, independent auditors
  99.1     Internal Revenue Service Determination Letter dated November 16, 1999

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